Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

      We have issued our report dated June 25, 2004, accompanying the financial statements and schedule included in the Annual Report of Bradley Pharmaceuticals, Inc. 401(k) Savings Plan on Form 11-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of Bradley Pharmaceuticals, Inc. on Form S-8 (File No. 333-112456), effective February 3, 2004.

/s/ GRANT THORNTON LLP

New York, New York
June 25, 2004